UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2008

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, 15th Floor, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a news release October 23, 2008 as follows:

Cliffs Natural Resources Updates 2008 Full-Year Outlook, Sets Date for Shareholder Vote on Alpha Natural Resources Merger

CLEVELAND—Oct. 23, 2008—Cliffs Natural Resources Inc. (NYSE: CLF), an international mining company, today updated its 2008 full-year outlook. The update is being made in conjunction with a definitive joint proxy statement/prospectus for the Company’s proposed merger with Alpha Natural Resources. Cliffs said its outlook is based on expectations at the time of this release; however, economic uncertainty, tightening of credit markets and reductions in steel production are collectively reducing the degree of certainty with which it can forecast near-term sales volumes. In addition, the Company’s board of directors has set Friday, Nov. 21, 2008, as the special meeting date for Cliffs shareholders to vote on the Company’s proposed merger with Alpha Natural Resources, Inc. (NYSE: ANR). Details regarding the meeting follow the outlook information below.

North American Iron Ore Outlook
In 2008, Cliffs expects revenue per ton in its North American Iron Ore segment to average $91, up $1 from previously issued guidance. Cost per ton is currently expected to average $57, consistent with previous guidance. Cliffs said the recent pullback in energy-related costs has offset higher expected labor expenses related to the new four-year collective bargaining agreement reached with the United Steelworkers (USW) in late August. The USW represents hourly employees at certain Cliffs operations in Michigan and Minnesota.

Based on supply agreement commitments, the Company expects North American Iron Ore sales volume of approximately 25 million long tons in 2008.

Cliffs said, assuming no changes in sales volumes, World Pellet Prices, producer price indices or steel pricing (all adjustment factors that determine Cliffs’ pricing in North American Iron Ore), average realized price per ton in its North American Iron Ore segment in 2009 will increase approximately 18% to $107. This increase is based on contractual base-price adjustments, lag-year adjustments and price caps contained in most of Cliffs’ current supply agreements. Cliffs said increases or decreases in sales volume, World Pellet Prices, production inputs and/or steel prices will impact 2009 average revenue per long ton.

North American Coal Outlook
Cliffs indicated revenue per ton in its North American Coal segment is expected to average $93 for 2008, down from a previous estimate of $94. Cost per ton is anticipated to reach approximately $97, up from a previous estimate of $89. The increase in cost expectation is the result of lower than planned 2008 production of approximately 3.6 million short tons. This is a decline from the previously expected production of 4.0 million short tons.

Cliffs continues to refine and enhance the long-term mine plan and development activities at each of its North American Coal properties. These actions are designed to optimize production and, in 2009, result in expected production of approximately 4.7 million short tons.

Asia-Pacific Iron Ore Outlook
As a result of currency exchange changes as well as the expected sales mix between lump and fines product, the Asia-Pacific Iron Ore segment now expects average per-tonne revenue to be approximately $98, down from previous expectations of $102. Cost per tonne is expected to be $58 for 2008. These estimates represent respective per-tonne revenue and costs increases of 80% and 35% versus 2007 levels.

The Company currently expects full-year Asia-Pacific Iron Ore production volume of approximately 8 million tonnes. Cliffs currently anticipates Asia-Pacific sales volume of approximately 8 million tonnes, consistent with its previous estimates.

Sonoma Coal Project Outlook
Cliffs has a 45% economic interest in the project and expects total production of approximately 2.5 million tonnes for 2008, up from a previous estimate of 2.0 million tonnes. Sonoma is expected to have sales volume of 2.1 million tonnes and generate average revenue of $131 per tonne in 2008, down from the Company's previous guidance of $142. However, Cliffs indicated that improved efficiency in the project’s wash plant, better-than-originally-expected coal quality and strengthening of the U.S. dollar have resulted in lower costs. Per-tonne costs at Sonoma are now expected to be $73, compared with a previous estimate of $92.

Amapá Iron Ore Project Outlook
Cliffs said its new partner in the Amapá project, Anglo-American, has closed its acquisition of MMX’s 70% share of the project and assumed management control over the venture.

Anglo-American has indicated to Cliffs that it plans to complete construction of the concentrator and continue to ramp-up operations. Production and sales in 2008 are expected to total approximately 1 million tonnes, down from a previous estimate of 3 million tonnes. Based on this production delay, Cliffs expects to incur significant equity losses in 2008.

Other Expectations
Total operating expenses, excluding mark-to-market adjustments in currency hedges in the Company’s Asia-Pacific Iron Ore segment, are anticipated to be approximately $140 million in 2008. Cliffs anticipates an effective tax rate of approximately 26% for the year. It also expects 2008 capital expenditures of approximately $240 million and depreciation and amortization of approximately $180 million, down from a previous estimate of $190 million.

Special Meeting to Vote on Proposed Merger with Alpha Natural Resources
Cliffs indicated the special meeting is scheduled for Nov. 21, 2008 at 11 a.m. EST and will take place at The Forum Conference Center located at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114. Cliffs previously set the close of business on Oct. 6, 2008, as the record date for determining shareholders entitled to vote on the proposed merger.

The joint proxy statement / prospectus contained in the Registration Statement on Form S-4 filed by Cliffs with the SEC for the proposed merger has been mailed to eligible Cliffs shareholders. As of today, the Registration Statement has been declared effective by the SEC.

The proposed merger requires approval of both the Alpha stockholders and Cliffs shareholders. The Cliffs board of directors reiterates its unanimous recommendation that the Cliffs shareholders vote in favor of the proposed merger at the special meeting.

If approved by the Alpha stockholders and the Cliffs shareholders, the proposed merger is expected to close as soon as practical after the respective special meetings of Alpha’s stockholders and Cliffs’ shareholders, provided all other conditions to the proposed merger have been satisfied and/or waived by then.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources Inc., headquartered in Cleveland, Ohio, is an international mining company, the largest producer of iron ore pellets in North America and a major supplier of metallurgical coal to the global steelmaking industry. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs is also majority owner of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, the Company has a 30% interest in the Amapá Project, a Brazilian iron ore project, and a 45% economic interest in the Sonoma Project, an Australian coking and thermal coal project.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

A number of the matters discussed in this document are not historical or current facts and deal with potential future circumstances and developments, in particular, information regarding the merger of Cliffs Natural Resources Inc. ("Cliffs") and Alpha Natural Resources, Inc. ("Alpha"), including expected synergies resulting from the merger, combined operating and financial data of Cliffs and Alpha, and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain governmental approvals of the transaction on the proposed terms and schedule, and any conditions imposed on the new company in connection with consummation of the merger; the failure to obtain approval of the merger by the shareholders of Cliffs and stockholders of Alpha and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Cliffs’ and Alpha’s respective reports filed with the Securities and Exchange Commission (the "SEC"), including Cliffs’ Registration Statement on Form S-4 (File No. 333-152974), as amended, each company’s annual report on Form 10-K for the year ended December 31, 2007, any current reports on Form 8-K and quarterly reports on Form 10-Q filed thereafter, as any such reports may be amended. This document speaks only as of its date, and Cliffs and Alpha each disclaim any duty to update the information herein.

Additional Information and Where to Find It
In connection with the proposed merger, Cliffs has filed with the SEC a Registration Statement on Form S-4 (File No. 333-152974), as amended, that includes a definitive joint proxy statement of Alpha and Cliffs that also constitutes a final prospectus of Cliffs. The joint proxy statement/prospectus has been mailed to the Cliffs shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY ALPHA AND CLIFFS WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain a free copy of the joint proxy statement/prospectus and other related documents filed by Alpha and Cliffs with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus and the other related documents filed by Cliffs with the SEC may also be obtained for free by accessing Cliffs’ website at www.cliffsnaturalresources.com and clicking on the "For Investors" link and then clicking on the link for "SEC Filings". The documents relating to the proposed merger filed by Alpha with the SEC may also be obtained for free by accessing Alpha’s website at www.alphanr.com by clicking on the link for "Investor Relations" and then clicking on the link for "SEC Filings".

Participants in Solicitation
Cliffs, Alpha and their respective directors, executive officers and certain other members of management and employees and the proposed directors and executive officers of the combined company may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and may be soliciting proxies from Cliffs shareholders or Alpha stockholders, as applicable, in favor of the proposed merger. Information regarding the persons who may, under the SEC rules, be considered participants in the solicitation of the Cliffs shareholders or Alpha stockholders, as applicable, in connection with the proposed merger are set forth in the joint proxy statement/prospectus contained in the Registration Statement on Form S-4 (File No. 333-152974), as amended, filed by Cliffs with the SEC relating to the proposed merger. You can find information about Cliffs’ executive officers and directors in this joint proxy statement/prospectus contained in the Registration Statement on Form S-4 relating to the proposed merger filed by Cliffs with the SEC and in Cliffs’ definitive proxy statement filed with the SEC on March 26, 2008. You can find information about Alpha’s executive officers and directors in Alpha’s definitive proxy statement filed with the SEC on March 27, 2008. You can obtain free copies of these documents from Alpha or Cliffs by accessing each company’s website as indicated above.

SOURCE: Cliffs Natural Resources Inc.

CONTACT:
Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

October 23, 2008	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary